Exhibit 99.2
3M Announces Plans to Create Long Term Value Through Spin-Off of Health Care Business
•New 3M will remain a leading global material science innovator serving diverse end markets, with science and technology, manufacturing, global capabilities, and iconic brands
•Standalone Health Care business will be a leading global diversified healthcare technology company focused on wound care, oral care, healthcare IT, and biopharma filtration
•Tax-free transaction expected to be completed by year-end 2023
•3M intends to complete the previously announced separation of Food Safety business through a split-off transaction with a targeted closing date of September 1, 2022, subject to certain conditions
ST. PAUL, MN – July 26, 2022 − 3M (NYSE: MMM) today announced its intent to spin off its Health Care business, resulting in two world-class public companies well positioned to pursue their respective growth plans. The New 3M will remain a leading global material science innovator serving customers across a range of industrial and consumer end markets, and Health Care will be a leading global diversified healthcare technology company focused on wound care, healthcare IT, oral care, and biopharma filtration.
“Today’s actions advance our ability to create value for customers and shareholders,” said 3M chairman and chief executive officer Mike Roman. “Disciplined portfolio management is a hallmark of our growth strategy. Our management team and board continually evaluate the strategic options that will best drive long term sustainable growth and value. The decision to spin off our Health Care business will result in two well-capitalized, world-class companies, well positioned to pursue their respective priorities.”
As leading standalone companies, each is expected to benefit from:
•Enhanced agility and focus to better position for long term success;
•Ability to tailor capital allocation strategies and make company-specific investment decisions to drive innovation and growth;
•Compelling investment profiles appealing to different investor bases; and,
•Distinct boards and management teams comprised of world-class leaders with relevant expertise and track records driving value creation.
New 3M: A Leading Global Material Science Innovator
New 3M, with $26.8 billion in sales in 2021, will remain a leading global material science innovator, powered by an operating model rooted in science and technology, manufacturing, global capabilities, and iconic brands. The company will continue to leverage its unique and differentiated innovation to capitalize on customer opportunities aligned with key global megatrends such as electronics, safety, mobility, digitization, home improvement, and sustainability.
New 3M expects to continue to deliver profitable growth, generate robust cash flow, and return capital to shareholders while maintaining a strong balance sheet. New 3M will continue to prioritize strategic opportunities, including investments in growth, productivity, and sustainability while maintaining a proactive approach to portfolio management. 3M anticipates that there will be no changes to the Company’s capital allocation priorities through the completion of the separation.

Health Care: A Leading Global Diversified Health Care Technology Company
Health Care, with approximately $8.61 billion in sales in 2021, will be a diversified healthcare technology leader with a deep and diverse portfolio of trusted brands, global capabilities, and leadership in attractive end market segments such as wound care, oral care, healthcare IT, and biopharma filtration. Health Care will be better positioned to deliver industry-leading innovation that enables better, smarter, and safer healthcare for patients worldwide.
Health Care will focus on growth, grounded in its strong track record of profitability. With robust cash flow generation, Health Care will be well positioned to pursue its strategic objectives.
Transaction Details
Health Care is currently expected to be spun off with net leverage of approximately 3.0x – 3.5x EBITDA and to be positioned for rapid deleveraging. Additionally, New 3M expects to retain a stake of 19.9% in Health Care, which will be monetized over time.
The spin-off is intended to be tax-free for U.S. federal income tax purposes. The Company expects to complete the transaction by year-end 2023. The transaction is subject to satisfaction of customary conditions, including final approval from the 3M Board of Directors, filing and effectiveness of a Form 10 registration statement with the U.S. Securities and Exchange Commission, receipt of a tax opinion, receipt of a private letter ruling from the Internal Revenue Service, satisfactory completion of financing, and receipt of other regulatory approvals.
3M will retain responsibility for non-Health Care related litigation, including those related to Combat Arms Earplugs and PFAS.
Advisors
Goldman Sachs & Co and PJT Partners are serving as financial advisors and Wachtell, Lipton, Rosen & Katz is serving as legal counsel on the spin-off of 3M’s Health Care business.
Update on Pending Food Safety Transaction with Neogen
3M intends to complete the transaction through a split-off with a targeted closing date of September 1, 2022, subject to approval by Neogen shareholders, receipt of required regulatory approvals and the satisfaction of other customary closing conditions.
Taking Action to Efficiently and Equitably Resolve Combat Arms Earplugs Litigation
In a separate press release issued today, 3M announced it is taking steps to resolve litigation related to Combat Arms Earplugs. Aearo Technologies and related entities (“Aearo Technologies”), all of which are wholly-owned 3M subsidiaries, have voluntarily initiated chapter 11 proceedings. With this change in strategy, this process is intended to resolve claims related to Combat Arms Earplugs in a manner that is more efficient and equitable to all parties, including plaintiffs with claims that are determined to be entitled to compensation. 3M and its other businesses have not filed for chapter 11 and will continue to operate as usual. Aearo Technologies' operations are also expected to continue operating in the ordinary course.
To access the press release, please visit our press release page here.
Q2 2022 Earnings Results and Conference Call
In a separate press release issued today, 3M announced its second-quarter 2022 results and updated its outlook for the full-year 2022.
1 Includes Food Safety (~$0.4B), expected to be divested by Sept. 1, 2022, that will no longer be part of the Health Care business.

3M will conduct an investor teleconference at 9 a.m. EDT (8 a.m. CDT) today. Investors can access this conference via the following:
•Live webcast at http://investors.3M.com.
•Live telephone:
◦Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.
•Webcast replay:
◦Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”
•Telephone replay:
◦Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21999290). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on August 1, 2022.
Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) foreign currency exchange rates and fluctuations in those rates; (4) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2021, as updated by the Company's Current Report on Form 8-K dated April 26, 2022, and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of the Company’s Health Care business, including whether the transaction will be completed, or if completed, will be on the expected terms; the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; the ability to satisfy the various closing conditions; potential business disruption; the diversion of management time; the impact of the transaction (or its pendency) on the Company’s ability to retain talent; potential impacts on the Company’s relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment (including whether an Internal Revenue Service private letter ruling will be sought or obtained); the risk that any consents or approvals required will not be obtained; risks associated with financings that may be undertaken and indebtedness that may be incurred in connection with the transaction; and (16) matters relating to the voluntary chapter 11 proceedings of the Company’s subsidiary Aearo Technologies and certain of its affiliates (the “Aearo Entities”), including legal risks related to the chapter 11 proceedings; potential impacts to the Company’s reputation and its relationships with customers, suppliers, employees, regulators and other counterparties and community members; potential impacts to the Company’s liquidity or results of operations, including risks related to the amount that will be necessary to fully and finally resolve all of the Company’s obligations to make payments to resolve such claims under the terms of its funding and indemnification agreement with the Aearo Entities; and the Aearo Entities’ ability to navigate the chapter 11 proceedings to obtain approval and consummation of a plan of reorganization. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

	[A]	[B]	[A-B]
Year ended December 31, 2021 (millions)	3M Company	Health Care[a]	New 3M (non-GAAP measure)[b]
Total Net Sales	$35,355	$8,597	$26,758
(a) Includes Food Safety revenue of $368M, which is expected to be divested by Sept. 1, 2022, and therefore will no longer be part of the Health Care business.
(b) New 3M net sales, a non-GAAP measure, is not defined under U.S. GAAP and, therefore, should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. 3M defines “New 3M” net sales as consolidated 3M Company net sales minus net sales of its Health Care business segment. 3M announced it will spin-off its Health Care business. The Company believes New 3M net sales information is meaningful to investors as they consider how the spin off of the Health Care business may impact 3M’s operating results.
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449